UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2019

SEMGROUP CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

1-34736	20-3533152
(Commission File Number)	(IRS Employer Identification No.)

Two Warren Place

6120 S. Yale Avenue, Suite 1500

Tulsa, OK 74136-4231

(Address of principal executive offices)

(918) 524-8100

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b):

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SEMG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

As previously reported by SemGroup Corporation, a Delaware corporation (the “Company”), on December 5, 2019, Energy Transfer LP, a Delaware limited partnership (“ET”), completed the acquisition of the Company, pursuant to the terms of the Agreement and Plan of Merger, dated as of September 15, 2019 (the “Merger Agreement”), by and among the Company, ET and Nautilus Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of ET (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a direct wholly owned subsidiary of ET.

In connection with the consummation of the Merger, on December 6, 2019, Buffalo Gulf Coast Terminals LLC (“Buffalo”) and HFOTCO LLC (“HFOTCO”), subsidiaries of the Company, terminated that certain Amended and Restated Credit Agreement (as amended, restated, supplemented or otherwise modified, the “HFOTCO Credit Agreement”), dated as of June 26, 2018 among Buffalo, as parent guarantor, HFOTCO, as borrower, lenders from time to time party thereto, Toronto Dominion (Texas) LLC, as administrative agent, and Bank of America, N.A., as collateral agent. In connection with the termination of the HFOTCO Credit Agreement, on December 6, 2019, all outstanding obligations for principal, interest and fees under the HFOTCO Credit Agreement were paid off in full and all liens securing any obligations under the HFOTCO Credit Agreement were released.

Item 8.01	Other Events.

On November 15, 2019, the Company issued notices of conditional full redemption with respect to (i) its 6.375% Senior Notes due 2025 (the “2025 Notes”) issued by the Company under the Indenture, dated as of September 20, 2017 (as amended, supplemented or otherwise modified, the “2025 Notes Indenture”), between the Company and Wilmington Trust, National Association, as trustee, and (ii) its 7.250% Senior Notes due 2026 (the “2026 Notes” and, together with the 2025 Notes, the “Notes”), issued by the Company under the Indenture, dated as of March 15, 2017 (as amended, supplemented or otherwise modified, the “2026 Notes Indenture” and, together with the 2025 Notes Indenture, the “Indentures”), between the Company and Wilmington Trust, National Association, as trustee. Upon the consummation of the Merger, the conditions to the redemption were satisfied, and on December 6, 2019, the Company redeemed all of the outstanding Notes in accordance with the optional redemption provisions contained in the Indentures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP CORPORATION

Dated: December 9, 2019	By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Chief Financial Officer